SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2004

NTL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	File No. 000-22616	52-1822078
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (212) 906-8440

TABLE OF CONTENTS

Item 5. Other Events.
SIGNATURES
Exhibit 99.1

Item 5.    Other Events.

Exhibits

99.1  Press Release, dated March 19, 2004

On March 19, 2004, NTL Incorporated issued a press release announcing that its wholly owned, newly formed subsidiary, NTL Cable PLC, is offering up to approximately L800 million equivalent in sterling, U.S. dollar and euro denominations in an offering of ten year senior notes. NTL expects to use the proceeds of this offering, along with a further L2,425 million senior credit facility, to pay down its existing senior credit facility and redeem outstanding debentures of NTL (Triangle) LLC and notes of Diamond Holdings Limited. The new notes have not been and will not be registered under the Securities Act of 1933, as amended. The notes will be offered and sold within the U.S. under Rule 144A.  The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTL INCORPORATED

Dated: March 19, 2004	By:	/s/ Scott E. Schubert

Name: Scott E. Schubert
Title: Chief Financial Officer